UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 4, 2016, Preferred Apartment Communities, Inc. (the "Company") entered into separate Capital on Demand Sales AgreementTM with each of JonesTrading Institutional Services LLC ("JonesTrading"), FBR Capital Markets & Co, ("FBR") and Canaccord Genuity Inc ("Canaccord") (collectively the "Sales Agreements", and individually, each a "Sales Agreement"), as our sales agents under which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $150.0 million from time to time through the any of JonesTrading, FBR or Canaccord, acting as its sales agent. Sales of the Company's common stock through the sales agents, if any, will be made by any method that is deemed an "at the market" offering as defined in Rule 415 under the Securities Act of 1933, as amended, including by means of sales made directly on or through the NYSE, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, and/or any other method permitted by law. Each of JonesTrading, FBR and Canaccord will use commercially reasonable efforts consistent with its normal trading and sales practices. Each time the Company wishes to issue and sell the Company's common stock under the Agreement, the Company will notify one of the sales agents of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as the Company deems appropriate. The Company will pay the sales agents a commission rate of up to 3.0% of the gross proceeds from the sale of shares of common stock sold through such sales agent under the applicable Sales Agreement (subject to reduction in certain circumstances). The Company has also agreed to reimburse the sales agents for certain expenses incurred in connection with entering into the Agreement, not to exceed $35,000, and has provided the sales agents with customary indemnification rights.

The foregoing summary of the Sales Agreements is qualified in its entirety by reference to the Sales Agreements, a copy of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Capital On Demand Sales AgreementTM dated May 4, 2016 between Preferred Apartment Communities, Inc. and JonesTrading Institutional Services, LLC
10.2	Capital On Demand Sales AgreementTM dated May 4, 2016 between Preferred Apartment Communities, Inc. and FBR Capital Markets & Co.
10.3	Capital On Demand Sales AgreementTM dated May 4, 2016 between Preferred Apartment Communities, Inc. and Canaccord Genuity Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: May 5, 2016	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Senior Vice President, General Counsel and Secretary